Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-203508, 333-210016, 333-216373, 333-223382, 333-229915, 333-237034, 333-249351 and 333-255109) and the Registration Statement on Form S-3 (No. 333-255099) of Chinook Therapeutics, Inc. of our report dated March 17, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 17, 2022

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